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                                                                      EXHIBIT 21


                                  SUBSIDIARIES

Name of Company                                Place of Incorporation/Operation
---------------                                --------------------------------

Officeway Technology Limited                   British Virgin Islands
Welcon Info-Tech Limited                       Hong Kong
Guangzhou Welcon Information Limited           The Peoples Republic of China